Exhibit (c)(2)

STRICTLY CONFIDENTIAL

Project Rover

Presentation to the Board of Directors

July 13, 2006

Disclaimer

The accompanying material was compiled on a confidential basis for use solely by the Board of Directors of Rover (the “Company”) in evaluating the proposed transaction described therein. This material is not intended to provide the sole basis for evaluating the transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction. This material was prepared for a specific use by specific persons and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future. UBS Securities LLC (“UBS”) undertakes no obligation to update or revise the accompanying material.

It should be understood that certain financial and market information, estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by the Company and public sources without the assumption by UBS of responsibility for any independent verification thereof. Accordingly, neither UBS nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any such information, including, without limitation, the accuracy or achievability of any such valuations, estimates and/or projections. Actual results may vary from such estimates, valuations or projections and such variations may be material. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of UBS.

Table of Contents

SECTION 1

Transaction Background

1

SECTION 2

Valuation Analyses

5

SECTION 3

Other Information

12

SECTION 1

Transaction Background

Transaction Summary

(US$ in millions, except per share information)

Rover	At Market[1]	At Offer
Share Price	$19.45	$29.00
Fully Diluted Shares Outstanding[2]	57.919	58.297
Fully Diluted Equity Value	**1,126.5**	**1,690.6**
Plus: Debt[3]	169.3	169.3
Less: Cash[3]	(33.2)	(33.2)
Total Enterprise Value	**$1,262.6**	**$1,826.7**

Offer Price		$29.00
Premium to:	**Statistic**	**Premium**
Current Share Price[1]	$19.45	49.1%
One Week Prior	$19.56	48.3%
One Month Prior	$18.69	55.2%
30 Days Average Price (Trading)	$19.49	48.8%
60 Days Average Price (Trading)	$20.22	43.4%
90 Days Average Price (Trading)	$20.84	39.1%
12 Month Average Price (Trading)	$22.07	31.4%

Implied Valuation Multiples:

Public Filings and Consensus Estimates	**Statistic**	**TEV Multiples**	
LTM 4/29/06 Revenue[4]	$2,037.5	0.62x	0.90x
FY 2006E Revenue[5]	2,218.0	0.57x	0.82x
FY 2007E Revenue[5]	2,419.0	0.52x	0.76x
LTM 4/29/06 Adj. EBITDA[4,6]	213.6	5.9x	8.6x
FY 2006E Adj. EBITDA[5,6]	221.3	5.7x	8.3x
FY 2007E Adj. EBITDA[5,6]	239.2	5.3x	7.6x
Management Projections			
FY 2006E Revenue[7]	$2,209.3	0.57x	0.83x
FY 2007E Revenue[7]	2,410.5	0.52x	0.76x
FY 2006E Adj. EBITDA[6,7]	226.9	5.6x	8.1x
FY 2007E Adj. EBITDA[6,7]	255.7	4.9x	7.1x

Notes:
1 Closing share price as of July 13, 2006
2 Basic shares per 10-Q for the quarter ended April 29, 2006; options data from FY 2005 10-K; calculated per treasury method; restricted stock units data from Company
3 Per 10-Q for the quarter ended April 29, 2006
4 Per Company's public filings (FY 2005 10-K, 10-Q for the quarter ended April 29, 2006)
5 Based on current I/B/E/S consensus mean estimates derived from FactSet
6 Adjusted EBITDA excludes non-cash stock based compensation
7 Per Rover management assumptions and projections as of 6/15/2006; 2006 presented on 52-week basis

UBS

2

Rover Price / Volume Performance

Stock Price (US$)

15

21

27

33

7/13/05

9/24/05

12/6/05

2/17/06

5/1/06

7/13/06

12

10

8
6
4
2

0

Volume (mm)

Source: FactSet

Date Financial Event

A 8/25/2005 Company reports Q2 ‘06 revenue of $482.7mm, a 10% year-over-year increase; net income for the quarter falls $1.3mm

B 9/8/2005 Company reports expected third quarter EPS of $0.25 to $ 0.28

C 11/22/2005 Company reports that Q3 ‘06 earnings are down to $0.23 per share from $0.36 a year earlier; Q4 outlook is below Wall Street expectations

D 1/23/2006 Company appoints Dave Bolen as Chief Merchandising Officer

E 3/16/2006 Company announces $ 100mm share buyback

F 3/30/2006 Lassie submits initial indication of interest letter to the Board of Directors

G 4/17/2006 Spot submits initial indication of interest letter to the Board of Directors

H 5/24/2006 Company reports Q1 ‘07 revenue of $521.0mm, a 8.5% year-over-year increase; net income for the quarter falls $6.2mm

3

Indexed Price Performance

Last Three Years

190%

170%

150%

130%

110%

90%

70%

50%

7/14/03

2/18/04

9/24/04

5/1/05

12/6/05

7/13/06

S&P 500 125%

Food Retail

Composite2 124%

Spot 123%

Specialty Retail

Composite1 120%

Rover 83%

Last Twelve Months

130%

120%

110%

100%

90%

80%

70%

60%

50%

7/13/05

9/24/05

12/6/05

2/17/06

5/1/06

7/13/06

Food Retail

Composite2 108%

S&P 500 104%

Specialty Retail

Composite1 92%

Spot 77%

Rover 67%

Source: FactSet

Notes:

1 Specialty Retail Composite includes Advanced Auto Parts (AAP), AutoZone (AZO), Barnes & Noble (BKS), Bed Bath & Beyond (BBBY), Best Buy (BBY), Borders (BGP), Circuit City (CC), Dick’s Sporting Goods (DKS), Home Depot (HD), Jo-Ann Stores (JAS), Lowe’s (LOW), Office Depot (ODP), PETsMART (PETM), Staples (SPLS), Williams-Sonoma (WSM)

2 Food Retail Composite includes Delhaize (DEG), Koninklijke Ahold (AHO), Great Atlantic & Pacific Tea (GAP), Kroger (KR), Pathmark Stores (PTMK), Safeway (SWY), Weis Markets (WMK)

4

SECTION 2

Valuation Analyses

Rover Historical and Projected Financial Summary

($mm)	Actual FY, 2004A	Actual FY, 2005A	Projected FY, 2006E[1]	Projected FY, 2007E	Projected FY, 2008E	Projected FY, 2009E	Projected FY, 2010E	Projected FY, 2011E	CAGR '06 -'11
Net Sales	**$1,812.1**	**$1,996.1**	**$2,252.8**	**$2,410.5**	**$2,626.4**	**$2,850.3**	**$3,073.7**	**$3,302.3**	**7.9%**
Cost of Sales and Occupancy Costs	1,181.4	1,330.1	1,499.3	1,599.4	1,729.6	1,869.6	2,009.7	2,150.5	7.5%
Gross Profit	**$630.8**	**$666.0**	**$753.5**	**$811.1**	**$896.7**	**$980.7**	**$1,064.0**	**$1,151.8**	**8.9%**
Selling, General, & Administrative Expense	472.8	524.6	604.8	656.5	715.2	774.7	834.3	897.1	8.2%
EBIT	**$158.0**	**$141.5**	**$148.7**	**$154.7**	**$181.6**	**$206.0**	**$229.6**	**$254.8**	**11.4%**
Plus: D&A	63.6	77.8	88.7	101.0	116.3	128.5	140.0	151.6	11.3%
Adjusted EBITDA	**$221.6**	**$219.3**	**$237.4**	**$255.7**	**$297.9**	**$334.5**	**$369.6**	**$406.4**	**11.4%**
Growth Rates and Margins									
Net Sales (% Growth)	12.5%	10.2%	12.9%	7.0%	9.0%	8.5%	7.8%	7.4%	
Mature Store Sales (% Growth)	na	na	na	2.2%	2.0%	2.0%	2.0%	2.0%	
Gross Profit (% Margin)	34.8%	33.4%	33.4%	33.6%	34.1%	34.4%	34.6%	34.9%	
EBIT (% Margin)	8.7%	7.1%	6.6%	6.4%	6.9%	7.2%	7.5%	7.7%	
EBITDA (% Margin)	12.2%	11.0%	10.5%	10.6%	11.3%	11.7%	12.0%	12.3%	
Other Data									
Capital Expenditures	119.8	123.5	115.5	140.9	137.0	129.2	127.3	130.6	
% of Sales	6.6%	6.2%	5.1%	5.8%	5.2%	4.5%	4.1%	4.0%	
Net New Stores	62	63	76	75	75	75	75	75	
Remodeled Stores	50	53	32	32	32	32	32	32	

Source: Actual financials per SEC filings; projected financials and assumptions provided by Rover management

Note:

1 2006E data includes the effect of the 53rd week

UBS

6

Market Data on Selected Specialty Retail Companies[1]

Company Name	Stock Price (7/13/06) (US$)	FD Equity Value (US$mm)	Enterprise Value[2] (US$mm)	Enterprise Value/ LTM Sales (x)	Enterprise Value/ CY06E Sales (x)	Enterprise Value/ CY07E Sales (x)	Enterprise Value/ LTM EBITDA (x)	Enterprise Value/ CY06E EBITDA (x)	Enterprise Value/ CY07E EBITDA (x)	CY06E P/E (x)	CY07E P/E (x)	CY06E PE to G (x)	CY07E PE to G (x)	LT Growth (%)
Pet Supplies														
PETsMART	23.47	3,362	3,414	0.88	0.82	0.73	7.6	6.9	6.1	17.1	14.6	0.99	0.84	17.3
Office Supplies														
Staples	23.07	17,173	16,323	0.99	0.93	0.85	9.7	9.2	8.2	18.5	16.0	1.15	0.99	16.1
Office Depot	35.68	10,454	10,489	0.73	0.71	0.66	10.8	10.0	8.8	19.9	16.3	1.26	1.04	15.8
Consumer Electronics														
Best Buy	46.50	22,973	21,245	0.67	0.62	0.56	9.7	8.5	7.4	17.1	14.7	1.02	0.88	16.8
Circuit City	24.89	4,437	3,882	0.32	0.31	0.29	9.1	8.6	7.1	23.6	18.6	1.48	1.16	16.0
Auto Parts														
AutoZone	85.25	6,380	8,121	1.38	1.40	1.33	7.0	7.0	6.8	11.1	9.8	0.77	0.68	14.4
Advance Auto Parts	28.85	3,085	3,608	0.82	0.77	0.71	6.7	6.6	5.4	13.0	11.2	0.82	0.70	15.9
Book Retailers														
Barnes & Noble	34.05	2,352	2,303	0.45	0.44	0.42	5.2	5.3	5.0	15.0	13.5	1.18	1.06	12.8
Borders	18.28	1,178	1,575	0.39	0.38	0.36	5.5	5.4	5.0	12.9	11.0	1.07	0.92	12.0
Home Furnishings														
Bed Bath & Beyond	32.22	9,225	9,137	1.53	1.42	1.28	9.2	8.7	7.6	15.1	13.2	0.93	0.81	16.3
Williams-Sonoma	32.44	3,830	3,611	1.00	0.94	0.84	7.6	7.2	6.3	16.5	14.3	0.96	0.83	17.2
Crafts														
Michaels Stores	42.14	5,708	5,266	1.43	1.34	1.25	10.3	10.0	8.7	21.5	18.2	1.20	1.02	17.9
Jo-Ann Stores	12.76	310	474	0.25	0.25	0.24	11.9	7.3	na	na	na	na	na	15.0
DIY														
Home Depot	34.07	70,525	74,606	0.89	0.81	0.75	6.5	6.0	5.6	11.2	10.0	0.84	0.75	13.3
Lowe's	27.96	43,515	45,337	1.00	0.94	0.84	7.3	6.9	6.0	13.7	12.0	0.83	0.73	16.5
Sporting Goods														
Dick's Sporting Goods	37.12	1,987	2,185	0.81	0.73	0.65	10.0	9.2	7.9	20.2	16.9	1.06	0.89	19.0
Mean[3]				**0.81**	**0.76**	**0.70**	**8.3**	**7.5**	**6.7**	**16.1**	**13.7**	**1.03**	**0.88**	**15.6**
Median[3]				**0.82**	**0.77**	**0.71**	**7.6**	**7.2**	**6.6**	**15.8**	**13.9**	**1.01**	**0.86**	**16.0**
High				**1.53**	**1.42**	**1.33**	**11.9**	**10.0**	**8.8**	**23.6**	**18.6**	**1.48**	**1.16**	**19.0**
Low				**0.25**	**0.25**	**0.24**	**5.2**	**5.3**	**5.0**	**11.1**	**9.8**	**0.77**	**0.68**	**12.0**
Rover	19.45	1,127	1,263	0.62	0.57	0.53	5.9	5.7	5.3	14.9	13.1	0.99	0.87	15.0
Rover (management projections)					0.58	0.53		5.6	5.0					
Lassie Bid	**29.00**	**1,691**	**1,827**	**0.90**	**0.83**	**0.76**	**8.6**	**8.2**	**7.7**	**22.2**	**19.5**	**1.48**	**1.30**	**15.0**
Lassie Bid (management projections)					**0.83**	**0.76**		**8.1**	**7.2**					

Notes:

1 Financial projections per I/B/E/S consensus estimates; all projections (including Rover) calendarized to December year end

2 Enterprise Value equal to fully diluted equity value plus total debt and minority interest minus cash and cash equivalents (all at book value)

3 Excludes Michaels Stores (announced on 6/30/06 that it has agreed to be acquired by Bain Capital and Blackstone)

UBS

7

Market Data on Selected Food Retail Companies[1]

Company Name	Stock Price (7/13/06) (US$)	FD Equity Value (US$mm)	Enterprise Value[2] (US$mm)	Enterprise Value/ LTM Sales (x)	CY06E Sales (x)	CY07E Sales (x)	LTM EBITDA (x)	CY06E EBITDA (x)	CY07E EBITDA (x)	CY06E P/E (x)	CY07E P/E (x)	CY06E PE to G (x)	CY07E PE to G (x)	LT Growth (%)
Food Retailers														
Kroger	21.81	16,041	22,555	0.36	0.35	0.34	6.8	6.5	6.2	15.4	14.0	1.69	1.53	9.1
Koninklijke Ahold[3]	8.53	13,262	19,541	0.34	0.34	0.33	7.2	6.2	5.8	14.4	12.1	1.51	1.28	9.5
Safeway	24.75	11,229	17,509	0.45	0.44	0.42	7.7	7.0	6.6	15.4	13.8	1.68	1.51	9.2
Delhaize[3]	69.50	6,661	9,540	0.40	0.39	0.38	5.5	5.2	5.0	12.9	11.8	1.29	1.18	10.0
Weis Markets	38.99	1,054	970	0.44	0.42	0.41	7.8	7.2	7.1	16.2	16.0	2.71	2.66	6.0
Great Atlantic & Pacific Tea[4]	21.43	888	745	0.09	0.10	0.10	5.9	5.1	4.4	nm	nm	nm	nm	4.0
Pathmark Stores	8.56	538	986	0.25	0.25	0.24	5.2	7.5	6.9	nm	nm	nm	nm	8.0
Mean				**0.33**	**0.33**	**0.32**	**6.6**	**6.4**	**6.0**	**14.9**	**13.5**	**1.78**	**1.63**	**8.0**
Median				**0.36**	**0.35**	**0.34**	**6.8**	**6.5**	**6.2**	**15.4**	**13.8**	**1.68**	**1.51**	**9.1**
High				**0.45**	**0.44**	**0.42**	**7.8**	**7.5**	**7.1**	**16.2**	**16.0**	**2.71**	**2.66**	**10.0**
Low				**0.09**	**0.10**	**0.10**	**5.2**	**5.1**	**4.4**	**12.9**	**11.8**	**1.29**	**1.18**	**4.0**
Lassie Bid	**29.00**	**1,691**	**1,827**	**0.90**	**0.83**	**0.76**	**8.6**	**8.2**	**7.7**	**22.2**	**19.5**	**1.48**	**1.30**	**15.0**
Lassie Bid (management projections)					**0.83**	**0.76**		**8.1**	**7.2**					

Notes:
1 Financial projections per I/B/E/S consensus estimates; all projections (including Rover) calendarized to December year end
2 Enterprise Value equal to fully diluted equity value plus total debt and minority interest minus cash and cash equivalents (all at book value, except for Great Atlantic & Pacific Tea)
3 Stock Price, FD Equity Value and Enterprise Value converted from Euros to U.S. dollars for comparison purposes
4 Enterprise value is adjusted for (a) a special cash dividend paid but not reflected in the latest balance sheet and (b) an equity stake in Metro Inc. at market value

UBS

8

Selected Specialty Retail Precedent Transactions

Announcement Date	Acquiror	Target	Target Sector	FD Equity Value ($mm)	Enterprise Value[1] ($mm)	EV/LTM (x) Sales	EV/LTM (x) EBITDA	Premium to Stock Price (%) 1 Day	Premium to Stock Price (%) 1 Week	Premium to Stock Price (%) 1 Month
6/30/2006	Bain Capital LLC/The Blackstone Group	Michaels Stores, Inc	Specialty Arts & Crafts	6,046	5,602	1.52	11.0	15.8	16.4	13.0
1/22/2006	Leonard Green	Sports Authority	Sporting Goods	1,046	1,396	0.56	8.1	20.0	26.0	20.7
12/22/2005	Best Buy Co., Inc	Pacific Sales Kitchen & Bath Centers	Upscale Home Improvement	na	410	1.30	9.7	na	na	na
11/23/2005	Ares Management	Orchard Supply Hardware[2]	Home Improvement	na	777	0.88	8.6	na	na	na
11/8/2005	Apollo Management	Linens 'n Things	Specialty Home Furnishings	1,292	1,296	0.49	8.6	7.9	14.9	17.0
9/26/2005	Berkshire Partners/Weston Presido	Party City	Party Supplies	na	350	0.70	12.5	42.5	33.8	32.6
4/15/2005	J.W. Childs, Osim International, Temasek Holdings	Brookstone	Upscale Home Goods	441	410	0.80	8.5	28.2	21.8	40.7
3/17/2005	Bain Capital/KKR/Vornado	Toys "R" Us	Toy Retail	6,607	8,184	0.72	11.2	17.0	21.6	23.2
11/26/2004	Bain Capital	Dollarama	Deep Discount	885	506	1.75	10.5	na	na	na
6/21/2004	Dick's Sporting Goods	Galyan's	Sporting Goods	305	362	0.50	10.6	53.1	51.9	76.3
3/31/2004	Circuit City	InterTAN	Consumer Electronics	291	266	0.57	7.7	22.2	22.2	22.2
10/17/2003	Apollo Management	GNC	Health Supplements	735	750	0.55	5.8	na	na	na
7/14/2003	Boise Cascade	OfficeMax	Office Supplies	1,121	1,066	0.22	8.4	25.3	31.0	36.2
6/19/2003	Bed Bath & Beyond	Christmas Tree Shops	Giftware & Household Products	194	194	0.53	na	na	na	na
5/16/2003	Dollar Tree Stores, Inc	Greenbacks	Deep Discount	100	128	0.78	na	na	na	na
2/20/2003	Gart Sports	The Sports Authority	Sporting Goods	188	339	0.24	5.0	nm[3]	nm[3]	nm[3]
12/2/2002	Bear Stearns Merchant Banking	Vitamin Shoppe	Health Supplements	na	320	1.22	7.1	na	na	na
8/14/2001	Best Buy Co., Inc	Future Shop	Canadian Consumer Electronics	377	377	0.28	6.6	47.8	51.8	53.8
6/4/2001	Tweeter Home Entertainment	Sound Advice	Consumer Electronics	143	170	0.83	12.1	91.7	116.3	149.1
2/22/2001	Gart Sports	Oshman's	Sporting Goods	84	100	0.31	6.3	38.1	37.4	37.7
12/8/2000	Bain Capital & KB Toys Management	KB Toys[4]	Toy Retail	258	305	0.18	2.8	na	na	na
12/7/2000	Best Buy Co., Inc	Musicland Stores	Specialty Home Entertainment	425	685	0.35	4.6	22.4	93.1	59.4
8/3/2000	Best Buy Co., Inc	Magnolia Hi-Fi	Upscale Consumer Electronics	88	88	0.81	na	na	na	na
5/17/2000	Leonard Green/TPG	Petco Animal Supplies	Pet Supplies	464	557	0.54	6.0	49.8	70.0	90.3
1/24/2000	Grupo Sanborns (Grupo Carso)	CompUSA	Consumer Electronics	947	1,005	0.16	10.2	6.3	85.7	92.4
		Mean		**1,049**	**1,026**	**0.67**	**8.3**	**32.5**	**46.3**	**51.0**
		Median		**425**	**410**	**0.56**	**8.5**	**25.3**	**33.8**	**37.7**
		High		**6,607**	**8,184**	**1.75**	**12.5**	**91.7**	**116.3**	**149.1**
		Low		**84**	**88**	**0.16**	**2.8**	**6.3**	**14.9**	**13.0**
		Lassie Bid @ $29.00		**1,691**	**1,827**	**0.90**	**8.6**	**49.1**	**48.3**	**55.2**

Notes:
1 Enterprise Value equal to fully diluted equity value plus total debt and minority interest minus cash and cash equivalents (all at book value)
2 Ares acquired 19.9% of the equity; precedent assumes exercise of option for additional 30.2% equity stake at $128.8mm, with equity value grossed up to 100% and includes revolver, CBMS and seller note to Sears
3 Merger of equals
4 From Consolidated Stores

UBS

9

Discounted Cash Flow Analysis

Unlevered Free Cash Flow Buildup

Projected Fiscal Year Terminal

($mm) 2H 2006E1 2007E 2008E 2009E 2010E 2011E Cash Flow

EBITDA $140.1 $255.7 $297.9 $334.5 $369.6 $406.4 $406.4

Less: Depreciation & Amortization (45.7) (101.0) (116.3) (128.5) (140.0) (151.6) (96.0)

EBIT $94.4 $154.7 $181.6 $206.0 $229.6 $254.8 $310.4

Less: Taxes @ 40.0% (37.8) (61.9) (72.6) (82.4) (91.9) (101.9) (124.1)

NOPAT $56.7 $92.8 $108.9 $123.6 $137.8 $152.9 $186.2

Plus: Depreciation & Amortization 45.7 101.0 116.3 128.5 140.0 151.6 96.0

Less: Capital Expenditures (66.4) (140.9) (137.0) (129.2) (127.3) (130.6) (100.0)

(Increase) / Decrease in Working Capital 12.7 (13.3) (5.1) (3.1) 0.1 0.1 0.1

Unlevered Free Cash Flow $48.7 $39.6 $83.2 $119.8 $150.5 $174.0 $182.4

Source: Rover management projections and assumptions Note:

1	Includes results from 53rd week

Key Assumptions:

July 31, 2006 transaction date (end of Q2)

Management projections and estimates through FY 2011

Capital expenditures normalized for terminal cash flow

New store CapEx reduced to 15 stores; remodel store CapEx increased by an additional 15 stores; additional maintenance CapEx

D&A equals 96% of CapEx

Tax rate of 40%

Period cash flows discounted using mid-year convention

10

Discounted Cash Flow Analysis

Total Enterprise Value ($mm)

Terminal EBITDA Multiple

5.0x 5.5x 6.0x 6.5x 7.0x

12.5% $1,485.9 $1,592.2 $1,698.5 $1,804.9 $1,911.2

13.0% 1,454.7 1,558.4 1,662.1 1,765.9 1,869.6

Discount 13.5% 1,424.2 1,525.5 1,626.7 1,728.0 1,829.2

Rate 14.0% 1,394.6 1,493.4 1,592.3 1,691.1 1,789.9

14.5% 1,365.8 1,462.3 1,558.7 1,655.2 1,751.7

Implied 2006E TEV / EBITDA Multiple1 (x)

Terminal EBITDA Multiple

5.0x 5.5x 6.0x 6.5x 7.0x

12.5% 6.7x 7.1x 7.6x 8.1x 8.6x

13.0% 6.5x 7.0x 7.5x 7.9x 8.4x

Discount 13.5% 6.4x 6.8x 7.3x 7.8x 8.2x

Rate 14.0% 6.3x 6.7x 7.1x 7.6x 8.0x

14.5% 6.1x 6.6x 7.0x 7.4x 7.9x

Price Per Share2 ($)

Terminal EBITDA Multiple

5.0x 5.5x 6.0x 6.5x 7.0x

12.5% $22.86 $24.65 $26.45 $28.24 $30.03

13.0% $22.33 $24.08 $25.83 $27.58 $29.33

Discount 13.5% $21.81 $23.53 $25.24 $26.94 $28.65

Rate 14.0% $21.31 $22.99 $24.65 $26.32 $27.99

14.5% $20.81 $22.46 $24.09 $25.72 $27.34

Implied Perpetuity Growth Rate3 (%)

Terminal EBITDA Multiple

5.0x 5.5x 6.0x 6.5x 7.0x

12.5% 3.2% 4.0% 4.7% 5.2% 5.7%

13.0% 3.7% 4.5% 5.1% 5.7% 6.2%

Discount 13.5% 4.2% 4.9% 5.6% 6.2% 6.7%

Rate 14.0% 4.6% 5.4% 6.1% 6.6% 7.1%

14.5% 5.1% 5.9% 6.5% 7.1%

7.6%

Notes:

1	2006E EBITDA per current I/B/E/S consensus mean calendar year estimate

2 Price per share calculated net of debt ($184.4mm), inclusive of cash ($25.0mm) at 7/31/06E; fully diluted shares calculated per treasury method, based on latest share and option count from public filings and restricted stock units data from Company

3 Perpetuity growth rate that equals the terminal value calculated as of 1/31/12 as a multiple of trailing EBITDA at the corresponding multiples and discount rates

11

SECTION 3

Other Information

Premiums Paid Analysis

The following analysis shows the premiums paid in selected announced and closed transactions with enterprise values between $1.0 billion and $2.0 billion announced since 20031

Premium to Stock Price (%)

One Day Prior

60

40 (%) 20

0

24.2

Mean

21.4

Median

49.1

Lassie Bid²

One Week Prior

60

40 (%) 20

0

25.7

Mean

22.7

Median

48.3

Lassie Bid²

One Month Prior

60

40 (%) 20

0

27.6

Mean

24.9

Median

55.2

Lassie Bid²

Source: Securities Data Corporation

Notes:

1	92 transactions announced and closed
2	Assumes announcement date of July 13, 2006

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Comparison of Management Projections

The following highlights the change in management’s EBITDA and margin projections from their original forecast to the final projections shared with UBS, Lassie, and Spot

450.0 400.0 350.0 300.0 250.0 200.0 150.0 100.0 50.0 0.0

Original Case CAGR: 9.1% Revised Case CAGR: 12.4%

241.2

10.9%

226.9

10.3%

265.5

11.0%

255.7

10.6%

290.6

11.1%

297.9

11.3%

318.6

11.2%

334.5

11.7%

345.5

11.2%

369.6

12.0%

372.9

11.3%

406.4

12.3%

2006¹ 2007 2008 2009 2010 2011

% Change: (6.0%) (3.7%) 2.5% 5.0% 7.0% 9.0%

Original Management Case

Revised Management Case

Note:

1	2006 presented on 52-week basis

14

Comparative Trading Performance — Last 2 Years

EV/LTM EBITDA

14.0X 12.0X 10.0X

8.0X 6.0X 4.0X 2.0X 0.0X

Average Multiple Difference

Last Twelve Months: 2.1x Last Two Years: 2.0x

7/10/2004 11/10/2004 3/10/2005 7/10/2005 11/10/2005 3/10/2006 7/10/2006

Rover

Spot

Source: FactSet

15